Exhibit 23.13

CONSENT OF STEVE SHIKAZE

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Preliminary Economic Assessment of SW Arkansas Lithium Project” dated November 20, 2021, which is included in, or incorporated by reference into, the Registration Statement on Form S-8 dated January 28, 2022 and any amendments and exhibits thereto, of Standard Lithium Ltd.

/s/ Steve Shikaze
Steve Shikaze, M.Sc., P.Eng.
Senior Hydrogeological Engineer
Matrix Solutions Inc.

Date: January 28, 2022